UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       May 24, 2018

         KNOW LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

    Seattle, Washington 98101

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:       (206) 903-1351

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director. On May 24, 2018, the Board of Directors (the “Board”) of Know Labs, Inc. (the “Company”) increased the size of the Board from four to five members and appointed (Ret.) Admiral William “Bill” Owens (“Owens”) as a member of the Board. Admiral Owen’s term of office expires at the next annual meeting of the Company’s stockholders. The biography for Admiral Owens is set forth below.

Appointment of Officer.  On May 30, 2018, the Board appointed Michael Grabham (“Grabham”) as Chief Business Officer of the Company. Mr. Grabham’s employment is at-will and he will receive an annual salary of $150,000, options to purchase 400,000 shares of the Company’s common stock pursuant to the terms and conditions of the Company’s Employee Stock Incentive Plan, and incentive bonuses, the terms of which are to be negotiated. Mr. Grabham does not currently have an employment agreement with the Company. The biography for Mr. Grabham is set forth below.

Biographies of newly appointed Officers and Directors:

(Ret.) Admiral Bill Owens, 78, is currently the co-founder and executive chairman of Red Bison Advisory Group, a company which identifies opportunities with proven enterprises in China, the Middle East, and the United States and creates dynamic partnerships focusing on: natural resources (oil, gas and fertilizer plants), real estate, and information and communication technology. Most recently, he was the chairman of the board of CenturyLink Telecom, the third largest telecommunications company in the United States and was on the advisory board of SAP USA. Owens serves on the board of directors at Wipro Technologies and is a director of the following private companies: Humm Kombucha, a beverage company and Versium. Owens is on the advisory board of the following private companies: Healthmine, Platform Science, Sarcos, Sierra Nevada Corporation, and Vodi. Owens is on the board of trustees at EastWest Institute, Seattle University, and an advisor to the Fiscal Responsibility Amendment (CFFRA) Association which aims to establish a balanced budget amendment to the US Constitution. He is also a member of the Council of Foreign Relations.

From 2007 to 2015, Owens was the Chairman and Senior Partner of AEA Investors Asia, a private equity firm located in Hong Kong, and Vice Chairman of the NYSE for Asia. Owens also served as the Chairman of Eastern Airlines. He has served on over 20 public boards including Daimler, British American Tobacco, Telstra, Nortel Networks, and Polycom. Owens was the CEO/Chairman of Teledesic LLC, a Bill Gates/Craig McCaw company bringing worldwide broadband through an extensive satellite network and prior, was the President, COO/Vice Chairman of Science Applications International Corporation (SAIC). Owens has also served on the boards of the non-for-profit organizations; Fred Hutchinson Cancer Research Center, Carnegie Corporation of New York, Brookings Institution, and RAND Corporation.

Owens is a four-star US Navy veteran. He was Vice Chairman of the Joint Chiefs of Staff, the second-ranking United States military officer with responsibility for reorganizing and restructuring the armed forces in the post- Cold War era. He is widely recognized for bringing commercial high-grade technology into the Department of Defense for military applications. Owens was the architect of the Revolution in Military Affairs (RMA), an advanced systems technology approach to military operations, the most significant change in the system of requirements, budgets and technology for the four armed forces since World War II. Owens served as Commander of the U.S. Sixth Fleet from 1990 to 1992, which included Operation Desert Storm. Owens also served as the deputy chief of Naval Operations for Resources. Owens was senior military assistant to two Secretaries of Defense (Cheney and Carlucci) and served in the Office of Program Appraisal for the Secretary of the Navy. He began his military career as a nuclear submariner. He served on four strategic nuclear-powered submarines and three nuclear attack submarines, including tours as Commanding Officer aboard the USS Sam Houston, Michigan, and USS City of Corpus Christi. Owens spent a total of 2000 days submerged aboard submarines, including duty in Vietnam.

Owens is a 1962 honor graduate of the United States Naval Academy with a bachelor’s degree in mathematics, bachelor’s and master’s degrees in politics, philosophy and economics from Oxford University, and a master’s degree in management from George Washington University. He has written more than 50 articles on national security and authored the book “High Seas.” His book, “Lifting the Fog of War,” was published in April 2000 with a revision published in Mandarin in 2009.

Owens has received numerous recognitions and awards: the “Legion d’Honore” by France, and also the highest awards given to foreigners by the countries of Indonesia and Sweden. He was named as one of The 50 Most Powerful People in Networking by Network World, one of the 100 Best Board Members in the United States for 2011 and again in 2016 awarded by NACD, and the Intrepid Salute Award in recognition of his business achievements and support of important philanthropic activities. Owens is active in philanthropy to foster Chinese-American relations including dialogues between the most senior retired officers in the United States and Chinese militaries and similar dialogues between very senior economists. He is one of North Dakota’s Roughriders recipients, the award given annually to some of the most prominent North Dakotans.

Michael Grabham, 55, is a Seattle serial entrepreneur who has started six companies over the past 25 years. His first company was started at age 28 and was sold three years later after more the tripling the annual revenues. He recently invented and patented the Package Guard, a consumer product to protect packages that are delivered to your doorstep.

Grabham has led, as President, several companies from a regional telecommunications company to a startup software assessment company. As a leader in sales, business development and marketing, his roles have enabled him to be a driving force in revenue generation and his relationship with customers has provided a strong foundation for growth. He focuses on building quality process to ensure clear communication and scalability for growth. He has managed administrative, engineering and sales staffs throughout his career.

Grabham received his MBA from Seattle University and has an undergraduate degree in Mathematics. He and his wife started a nonprofit, Survive the Streets, in 1999 which assists the homeless population in Seattle.

Item 8.01 Other Events

Press Release

On May 24, 2018, the Company issued a press release announcing the appointment of Admiral Owens to the Board of Directors. A copy of the Company’s press release, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On May 30, 2018, the Company issued a press release announcing the appointment of Michael Grabham as Chief Business Officer of the Company. A copy of the Company’s press release dated May 30, 2018, is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 24, 2018 regarding appointment of Admiral Owens.

99.2	Press Release dated May 30, 2018 regarding appointment of Michael Grabham.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOW LABS, INC.

Date: June 8, 2018	By:	/s/ Ronald P. Erickson
Ronald P. Erickson Chief Financial Officer